UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 24, 2006

TRAMMELL CROW COMPANY

(Exact name of Registrant as specified in its charter)

Delaware	1-13531	75-2721454
(State or other	(Commission File Number)	(I.R.S. Employer
jurisdiction of incorporation)		Identification Number)

2001 Ross Avenue
Suite 3400
Dallas, Texas	75201
(Address of principal	(Zip code)
executive offices)

Registrant’s telephone number, including area code:  (214) 863-3000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

On November 24, 2006, Trammell Crow Company (the “Company”) issued a press release announcing that it has received notice from the Federal Trade Commission of early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 with respect to the Company’s previously announced proposed merger with A-2 Acquisition Corp. (“A-2”), a wholly-owned subsidiary of CB Richard Ellis Group, Inc. (“CBRE”). The early termination is effective as of November 22, 2006. The Company anticipates that the proposed merger will be completed on or about December 20, 2006, subject to obtaining the required approval of the Company’s stockholders and the satisfaction of other closing conditions specified in the Agreement and Plan of Merger, dated October 30, 2006, among the Company, CBRE and A-2. The press release is furnished as Exhibit 99.1 to this Form 8-K and is incorporated into this Item 7.01 in its entirety.

Item 9.01 Financial Statements and Exhibits

Exhibit Number	Exhibit Title

99.1	Press release, dated November 24, 2006.*

*Furnished herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRAMMELL CROW COMPANY

Date: November 27, 2006	By:	/s/ J. Christopher Kirk
J. Christopher Kirk
Executive Vice President,
General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Exhibit Title

99.1	Press release, dated November 24, 2006.*

*Furnished herewith.